MANNING ELLIOTT
CHARTERED ACCOUNTANTS
11th floor, 1050 West Pender Street, Vancouver, BC, Canada V6E 3S7
Phone: 604. 714. 3600 Fax: 604. 714. 3669 Web: manningelliott.com

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated August 28, 2009 included in the Registration Statement on Form S-1 of Black Tusk Minerals Inc. for the registration of shares of its common stock.

Manning Elliott LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

September 29, 2009